EXHIBIT 99.1

J.JILL, INC. ANNOUNCES SECOND QUARTER 2023 RESULTS

Net Sales of $155.7 Million vs. $160.3 Million in Q2 FY2022; Total Company Comparable Sales Down 1.3% vs. Q2 FY2022

Gross Margin Increase 140bps vs. Q2 FY2022 to 71.6%

Operating Margin Increase 40bps vs. Q2 FY2022 to 18.0%

Raises Full Year FY2023 Guidance

Quincy, MA – August 31, 2023 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the second quarter ended July 29, 2023.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, “The second quarter is an important period for J.Jill as we focus on delivering the novelty and styles our customer seeks for her late spring and summer wardrobes. Despite a slower start to the period given customer concerns with the evolving macro environment, we were pleased with how the quarter evolved with trends improving during the period. In addition, we continued to execute our disciplined operating model and are pleased with our ending inventory position. As we move into the second half of the fiscal year, we remain focused on delivering on our objectives and further strengthening our foundation to deliver long-term success.”

For the second quarter ended July 29, 2023:

•
Total net sales for the thirteen weeks ended July 29, 2023 were down 2.9% to $155.7 million compared to $160.3 million for the thirteen weeks ended July 30, 2022.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 1.3%.
•
Direct to consumer net sales, which represented 44.7% of sales, were down 5.1% compared to the second quarter of fiscal 2022.
•
Gross profit was $111.4 million compared to $112.5 million in the second quarter of fiscal 2022. Gross margin was 71.6% compared to 70.1% in the second quarter of fiscal 2022. The year over year gross margin increase benefited from lower freight costs.
•
SG&A was $83.4 million compared to $84.3 million in the second quarter of fiscal 2022. In comparing the second quarter of fiscal 2023 to fiscal 2022, excluding non-recurring and other one-time costs, SG&A as a percentage of total net sales was 53.5% compared to 52.6% in the second quarter of fiscal 2022.
•
Income from operations was $28.0 million compared to $28.2 million in the second quarter of fiscal 2022. Adjusted Income from Operations*, which excludes adjustments for costs to exit retail stores as well as impairment charges was $28.1 million compared to $28.2 million in the second quarter of fiscal 2022.
•
Interest expense was $6.2 million compared to $4.5 million in the second quarter of fiscal 2022.
•
During the second quarter of fiscal 2023, the Company recorded an income tax provision of $6.7 million compared to $5.9 million in the second quarter of fiscal 2022 and the effective tax rate was 30.5% compared to 24.9% in the second quarter of fiscal 2022.
•
Net income was $15.2 million compared to $17.8 million in the second quarter of fiscal 2022.
•
Net Income per Diluted Share was $1.06 compared to $1.25 in the second quarter of fiscal 2022 including the impact of non-recurring items. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the second quarter of fiscal 2023 was $1.10 compared to $1.24 in the second quarter of fiscal 2022.

•
Adjusted EBITDA* for the second quarter of fiscal 2023 was $34.5 million compared to $35.6 million in the second quarter of fiscal 2022. Adjusted EBITDA margin* was 22.2% for the second quarter of fiscal 2023 and fiscal 2022.
•
The Company did not open any new stores in the second quarter of fiscal 2023 and ended the quarter with 245 stores.

For the twenty-six weeks ended July 29, 2023:

•
Total net sales for the twenty-six weeks ended July 29, 2023 were down 3.9% to $305.1 million compared to $317.4 million for the twenty-six weeks ended July 30, 2022.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 2.0%.
•
Direct to consumer net sales, which represented 44.8% of sales, were down 6.4% compared to the twenty-six weeks ended July 30, 2022.
•
Gross profit was $218.9 million compared to $221.9 million in the twenty-six weeks ended July 30, 2022. Gross margin was 71.8% compared to 69.9% in the twenty-six weeks ended July 30, 2022. The year over year gross margin increase benefited from lower freight costs compared to the twenty-six weeks ended July 30, 2022.
•
SG&A was $165.5 million compared to $169.9 million in the twenty-six weeks ended July 30, 2022. In comparing he twenty-six weeks ended July 29, 2023 to the twenty-six weeks ended July 30, 2022, excluding non-recurring and other one-time costs, SG&A as a percentage of total net sales was 54.2% compared to 53.6% in the twenty-six weeks ended July 30, 2022.
•
Income from operations was $53.4 million compared to $52.1 million in the twenty-six weeks ended July 30, 2022. Adjusted Income from Operations*, which excludes adjustments for costs to exit retail stores as well as impairment charges was $53.5 million compared to $51.9 million in the twenty-six weeks ended July 30, 2022.
•
Interest expense was $12.3 million compared to $8.9 million in the twenty-six weeks ended July 30, 2022.
•
During the twenty-six weeks ended July 29, 2023, the Company recorded an income tax provision of $8.6 million compared to $10.9 million in the twenty-six weeks ended July 30, 2022 and the effective tax rate was 30.3% compared to 25.3% in the twenty-six weeks ended July 30, 2022.
•
Net income was $19.8 million compared to $32.2 million in the twenty-six weeks ended July 30, 2022.
•
Net Income per Diluted Share was $1.38 compared to $2.27 in the twenty-six weeks ended July 30, 2022 including the impact of non-recurring items and a $12.7 million Loss on debt refinancing as part of the Company's Term Loan refinancing in the first quarter of fiscal 2023. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the twenty-six weeks ended July 29, 2023 was $2.07 compared to $2.26 in the twenty-six weeks ended July 30, 2022. The decrease in the twenty-six weeks ended July 29, 2023 was driven by higher interest expense.
•
Adjusted EBITDA* for the twenty-six weeks ended July 29, 2023 was $66.4 million compared to $66.9 million in the twenty-six weeks ended July 30, 2022. Adjusted EBITDA margin* for the twenty-six weeks ended July 29, 2023 was 21.8% compared to 21.1% in the twenty-six weeks ended July 30, 2022.
•
The Company opened 2 new stores in the twenty-six weeks ended July 29, 2023 and ended the quarter with 245 stores.

Balance Sheet Highlights

•
The Company ended the second quarter of fiscal 2023 with $48.9 million in cash and $34.2 million of total availability under its revolving credit agreement.
•
Inventory at the end of the second quarter of fiscal 2023, decreased 16.0% to $45.7 million compared to $54.4 million at the end of the second quarter of fiscal 2022.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

For the third quarter of fiscal 2023, the Company expects revenues to be down in the low single digits compared to the third quarter of fiscal 2022, and for Adjusted EBITDA to be in the range of $23.0 million and $25.0 million.

For fiscal 2023, the Company now expects Annual Adjusted EBITDA dollars to be down in the low-single digits compared to fiscal 2022, including approximately $2 million benefit from the 53rd week. The Company continues to expect total capital expenditures of about $18.0 million and a flat store count to end fiscal 2023.

Conference Call Information

A conference call to discuss second quarter 2023 results is scheduled for today, August 31, 2023, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 330-3391 or (646) 960-0845 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 2289963 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (647) 362-9199. The pin number to access the telephone replay is 2289963. The telephone replay will be available until Thursday, September 07, 2023.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses, consisting of professional fees, retention expenses and costs related to the COVID-19 pandemic. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income (Loss) from Operations, which represents operating income (loss) plus impairments of goodwill, intangible assets and other long-lived assets and other non-recurring expense and one-time items. We present Adjusted Income (Loss) from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income (Loss), which represents net income (loss) plus impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted Net Income (Loss) because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share (“Adjusted Diluted EPS”) represents Adjusted Net Income (Loss) divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, Net Income (Loss), Income (Loss) from Operations or Net Income (Loss) per Diluted Share, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS to Net Income (Loss), Income (Loss) from Operations and Net Income (Loss) per Diluted Share, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations” and “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements, including, among others, statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our ability to successfully expand and increase sales, including by opening new retail stores on a profitable basis, to maintain and enhance a strong brand image, and to optimize our omnichannel operations; (2) changes in consumer confidence, preference and spending, and our ability to adapt to such changes; (3) the competitive environment we operate in; (4) post-pandemic changes in consumer behavior and the timeline of overall economic recovery; (5) our level of indebtedness and ability to work with lenders to pursue options to refinance; and (6) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	July 29, 2023	July 30, 2022
Net sales	$155,669	$160,343
Costs of goods sold	44,260	47,869
Gross profit	111,409	112,474
Selling, general and administrative expenses	83,365	84,281
Operating income	28,044	28,193
Interest expense, net	6,157	3,547
Interest expense, net - related party	—	929
Income before provision for income taxes	21,887	23,717
Income tax provision	6,665	5,912
Net income and total comprehensive income	$15,222	$17,805
Net income per common share attributable to common shareholders
Basic	$1.08	$1.28
Diluted	$1.06	$1.25
Weighted average number of common shares outstanding
Basic	14,158,837	13,930,366
Diluted	14,367,751	14,252,429

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	July 29, 2023	July 30, 2022
Net sales	$305,089	$317,412
Costs of goods sold	86,140	95,475
Gross profit	218,949	221,937
Selling, general and administrative expenses	165,511	169,859
Operating income	53,438	52,078
Loss on debt refinancing	12,702	—
Interest expense, net	11,214	7,205
Interest expense, net - related party	1,074	1,731
Income (loss) before provision for income taxes	28,448	43,142
Income tax provision	8,630	10,922
Net income (loss) and total comprehensive income (loss)	$19,818	$32,220
Net Income (loss) per common share attributable to common shareholders:
Basic	$1.40	$2.32
Diluted	$1.38	$2.27
Weighted average number of common shares outstanding:
Basic	14,111,124	13,902,457
Diluted	14,345,179	14,211,768

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	July 29, 2023	January 28, 2023
Assets
Current assets:
Cash and cash equivalents	$48,903	$87,053
Accounts receivable	3,660	7,039
Inventories, net	45,689	50,585
Prepaid expenses and other current assets	17,920	16,143
Total current assets	116,172	160,820
Property and equipment, net	53,755	53,497
Intangible assets, net	69,717	73,188
Goodwill	59,697	59,697
Operating lease assets, net	116,979	119,118
Other assets	440	97
Total assets	$416,760	$466,417
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$37,162	$39,306
Accrued expenses and other current liabilities	37,222	49,730
Current portion of long-term debt	8,750	3,424
Current portion of operating lease liabilities	34,995	34,527
Total current liabilities	118,129	126,987
Long-term debt, net of discount and current portion	150,296	195,517
Long-term debt, net of discount and current portion - related party	—	9,719
Deferred income taxes	11,025	10,059
Operating lease liabilities, net of current portion	117,264	123,101
Other liabilities	933	1,253
Total liabilities	397,647	466,636
Commitments and contingencies
Shareholders’ Equity (Deficit)
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 10,602,705 and 10,165,361 shares issued and outstanding at July 29, 2023 and January 28, 2023, respectively	107	102
Additional paid-in capital	211,514	212,005
Accumulated deficit	(192,508)	(212,326)
Total shareholders’ equity (deficit)	19,113	(219)
Total liabilities and shareholders’ equity (deficit)	$416,760	$466,417

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	July 29, 2023	July 30, 2022
Net income	$15,222	$17,805
Interest expense, net	6,157	3,547
Interest expense, net - related party	—	929
Income tax provision	6,665	5,912
Depreciation and amortization	5,491	6,331
Equity-based compensation expense (a)	937	976
Write-off of property and equipment (b)	26	71
Adjustment for costs to exit retail stores (c)	—	(3)
Impairment of long-lived assets (d)	45	—
Other non-recurring items (e)	2	4
Adjusted EBITDA	$34,545	$35,572
Net sales	$155,669	$160,343
Adjusted EBITDA margin	22.2%	22.2%

(a)
Represents expenses associated with equity incentive instruments granted to our management and board of directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents the net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to leasehold improvements.
(e)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Twenty-Six Weeks Ended
	July 29, 2023	July 30, 2022
Net income (loss)	$19,818	$32,220
Interest expense, net	11,214	7,205
Interest expense, net - related party	1,074	1,731
Income tax provision	8,630	10,922
Depreciation and amortization	11,062	13,044
Equity-based compensation expense (a)	1,815	1,718
Write-off of property and equipment (b)	46	163
Loss on debt refinancing (c)	12,702	—
Adjustment for costs to exit retail stores (d)	—	(246)
Impairment of long lived assets (e)	45	108
Other non-recurring items (f)	2	4
Adjusted EBITDA	$66,408	$66,869
Net sales	$305,089	$317,412
Adjusted EBITDA margin	21.8%	21.1%

(a)
Represents expenses associated with equity incentive instruments granted to our management and board of directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents the net gain or loss on the disposal of fixed assets.
(c)
Represents loss on the repayment of Priming Term Loan Credit Agreement and the Subordinated Term Loan Credit Agreement.
(d)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	July 29, 2023	July 30, 2022
Operating income	$28,044	$28,193
Adjustment for costs to exit retail stores (a)	—	(3)
Impairment of long-lived assets (b)	45	—
Other non-recurring items (c)	2	4
Adjusted income from operations	$28,091	$28,194

	For the Twenty-Six Weeks Ended
	July 29, 2023	July 30, 2022
Operating income	$53,438	$52,078
Adjustment for costs to exit retail stores (a)	—	(246)
Impairment of long-lived assets (b)	45	108
Other non-recurring items (c)	2	4
Adjusted income from operations	$53,485	$51,944

(a)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(b)
Represents impairment of long-lived assets related to leasehold improvements.
(c)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	July 29, 2023	July 30, 2022
Net income and total comprehensive income	$15,222	$17,805
Add: Income tax provision	6,665	5,912
Income before provision for income tax	21,887	23,717
Add: Adjustment for costs to exit retail stores (a)	—	(3)
Add: Impairment of long-lived assets (b)	45	—
Add: Other non-recurring items (c)	2	4
Adjusted income before income tax provision	21,934	23,718
Less: Adjusted tax provision (d)	6,120	6,024
Adjusted net income	$15,814	$17,694

Adjusted net income per share attributable to common shareholders
Basic	$1.12	$1.27
Diluted	$1.10	$1.24
Weighted average number of common shares

Basic	14,158,837	13,930,366
Diluted	14,367,751	14,252,429

(a)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(b)
Represents impairment of long-lived assets related to leasehold improvements.
(c)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.
(d)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 27.9% for the thirteen weeks ended July 29, 2023 and 25.4% for the thirteen weeks ended July 30, 2022 to the adjusted net income before income tax provision.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	July 29, 2023	July 30, 2022
Net income and total comprehensive income	$19,818	$32,220
Add: Income tax provision	8,630	10,922
Income before provision for income tax	28,448	43,142
Add: Loss on debt refinancing(a)	12,702	—
Add: Adjustment for costs to exit retail stores (b)	—	(246)
Add: Impairment of long-lived assets (c)	45	108
Add: Other non-recurring items (d)	2	4
Adjusted income before income tax provision	41,197	43,008
Less: Adjusted tax provision(e)	11,494	10,924
Adjusted net income	$29,703	$32,084

Adjusted net income per share attributable to common shareholders
Basic	$2.10	$2.31
Diluted	$2.07	$2.26
Weighted average number of common shares
Basic	14,111,124	13,902,457
Diluted	14,345,179	14,211,768

(a)
Represents loss on the repayment of Priming Term Loan Credit Agreement and the Subordinated Term Loan Credit Agreement.
(b)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(c)
Represents impairment of long-lived assets related to leasehold improvements.
(d)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.
(e)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 27.9% for the twenty-six weeks ended July 29, 2023 and 25.4% for the twenty-six weeks ended July 30, 2022 to the adjusted net income before income tax provision.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241

Brand Media:

Meredith Schwenk

J.Jill, Inc.

media@jjill.com

617-376-4399